LINEAR TECHNOLOGY CORPORATION,

AS ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

       3.00% CONVERTIBLE SENIOR NOTES DUE MAY 1, 2027

INDENTURE

DATED AS OF APRIL 24, 2007

Exhibit 4.1

TABLE OF CONTENTS
____________________________________

		PAGE
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	1
Section 1.02	Trust Indenture Act Provisions	8
Section 1.03	Rules of Construction	9

ARTICLE 2
THE SECURITIES

Section 2.01	Form and Dating	9
Section 2.02	Execution and Authentication	11
Section 2.03	Registrar, Paying Agent and Conversion Agent	11
Section 2.04	Paying Agent to Hold Money and Securities in Trust	12
Section 2.05	Securityholder Lists	12
Section 2.06	Transfer and Exchange	12
Section 2.07	Replacement Securities	13
Section 2.08	Outstanding Securities	14
Section 2.09	Treasury Securities	15
Section 2.10	Temporary Securities	15
Section 2.11	Cancellation	15
Section 2.12	Legend; Additional Transfer and Exchange Requirements	15
Section 2.13	CUSIP Numbers	21
Section 2.14	Persons Deemed Owners	21
Section 2.15	Defaulted Interest	21
Section 2.16	Contingent Debt Tax Treatment	22

ARTICLE 3
[RESERVED]

ARTICLE 4
[RESERVED]

ARTICLE 5
REDEMPTION AND REPURCHASES

Section 5.01	Company’s Right to Redeem; Notices to Trustee	22
Section 5.02	Selection of Securities to Be Redeemed	23
Section 5.03	Notice of Redemption	23
Section 5.04	Effect of Notice of Redemption	24
Section 5.05	Deposit of Redemption Price	24
Section 5.06	Securities Redeemed in Part	24
Section 5.07	Repurchase of Securities by the Company at Option of the Holder	25
Section 5.08	Purchase of Securities at Option of the Holder upon a Fundamental Change	27
Section 5.09	Effect of Repurchase Notice or Fundamental Change Purchase Notice	31
Section 5.10	Deposit of Repurchase Price or Fundamental Change Purchase Price	32
Section 5.11	Securities Purchased in Part	32
Section 5.12	Repayment to the Company	32
Section 5.13	Compliance with Securities Laws upon Purchase of Securities	32

ARTICLE 6
[RESERVED]

ARTICLE 7
CONVERSION

Section 7.01	Conversion Privilege	33
Section 7.02	Conversion Procedure	36
Section 7.03	Taxes on Conversion	37
Section 7.04	Company to Provide Stock	37
Section 7.05	Adjustment of Conversion Rate	37
Section 7.06	No Adjustment	44
Section 7.07	Stockholder Rights Plans	45
Section 7.08	Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege	45
Section 7.09	Other Adjustments	46
Section 7.10	Notice of Adjustment	46
Section 7.11	[Reserved]	46
Section 7.12	Trustee’s Disclaimer	46
Section 7.13	Settlement Upon Conversion	47

ARTICLE 8
CONTINGENT INTEREST

Section 8.01	Contingent Interest	48
Section 8.02	Payment of Contingent Interest	49
Section 8.03	Contingent Interest Notification	49
Section 8.04	Trustee Contingent Interest Disclaimer	49

ARTICLE 9
COVENANTS

Section 9.01	Payment of Securities	49
Section 9.02	Reports and Certain Information	50
Section 9.03	Compliance Certificates	50
Section 9.04	Maintenance of Corporate Existence	50
Section 9.05	Stay, Extension and Usury Laws	50
Section 9.06	Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and	51
	Conversion Agent
Section 9.07	Notice of Default	51
Section 9.08	Additional Interest Notice	51

ARTICLE 10
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.01	Company May Consolidate, etc., Only on Certain Terms	51
Section 10.02	Successor Substituted	52

ARTICLE 11
DEFAULT AND REMEDIES

Section 11.01	Events of Default	52
Section 11.02	Acceleration	53
Section 11.03	Other Remedies	54
Section 11.04	Waiver of Defaults and Events of Default	54
Section 11.05	Control by Majority	54
Section 11.06	Limitations on Suits	54
Section 11.07	Rights of Holders to Receive	55
	Payment and to Convert
Section 11.08	Collection Suit by Trustee	55
Section 11.09	Trustee May File Proofs of Claim	55
Section 11.10	Priorities	56
Section 11.11	Undertaking for Costs	56
Section 11.12	Delay or Omission Not Waiver	56

ARTICLE 12
TRUSTEE

Section 12.01	Certain Duties and Responsibilities of Trustee	56
Section 12.02	Certain Rights of Trustee	57
Section 12.03	Trustee Not Responsible for Recitals or Issuance of Securities	59
Section 12.04	May Hold Securities	59
Section 12.05	Moneys Held in Trust	59
Section 12.06	Compensation and Reimbursement	59
Section 12.07	Reliance on Officers’ Certificate	60
Section 12.08	Disqualification: Conflicting Interests	60
Section 12.09	Corporate Trustee Required; Eligibility	60
Section 12.10	Resignation and Removal; Appointment of Successor	61
Section 12.11	Acceptance of Appointment By Successor	62
Section 12.12	Merger, Conversion, Consolidation or Succession to Business	62
Section 12.13	Preferential Collection of Claims Against the Company	63
Section 12.14	Notice of Defaults	63
Section 12.15	Reports by Trustee	63
Section 12.16	Preferential Collection of Claims	63

ARTICLE 13
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 13.01	Without Consent of Holders	63
Section 13.02	With Consent of Holders	64
Section 13.03	Compliance with Trust Indenture Act	65
Section 13.04	Revocation and Effect of Consents	65
Section 13.05	Notation on or Exchange of Securities	66
Section 13.06	Trustee to Sign Amendments, Etc	66
Section 13.07	Effect of Supplemental Indentures	66

ARTICLE 14
[RESERVED]

ARTICLE 15
SATISFACTION AND DISCHARGE

Section 15.01	Satisfaction and Discharge of the Indenture	66
Section 15.02	Repayment to the Company	67

ARTICLE 16
MISCELLANEOUS

Section 16.01	Trust Indenture Act Controls	67
Section 16.02	Notices	67
Section 16.03	Communications by Holders with Other Holders	68
Section 16.04	Certificate and Opinion as to Conditions Precedent	68
Section 16.05	Record Date for Vote or	69
	Consent of Securityholders
Section 16.06	Rules by Trustee, Paying Agent, Registrar and Conversion Agent	69
Section 16.07	Legal Holidays	69
Section 16.08	Governing Law; Jury Trial Waiver	69
Section 16.09	No Adverse Interpretation of Other Agreements	69
Section 16.10	No Recourse Against Others	69
Section 16.11	Successors	70
Section 16.12	Multiple Counterparts	70
Section 16.13	Separability	70
Section 16.14	Calculations in Respect of the Securities	70
Section 16.15	Table of Contents, Headings, Etc	70

Exhibit A	Form of Note:
- Assignment Form
- Form of Conversion Notice
- Form of Notice of Redemption
- Form of Notice of Repurchase
- Form of [Repurchase][Fundamental Change Repurchase] Notice
- Form of Certificate to be Delivered upon Exchange or Registration of Transfer of
Restricted Securities

Exhibit B	Table showing the Increase in Conversion Rate in connection with a Makewhole
Fundamental Change

Exhibit 4.1

CROSS-REFERENCE TABLE*

TIA Indenture Section	Section
Section 310(a)(1)	12.09
(a)(2)	12.09
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	12.09
(b)	12.08
(c)	N.A.
Section 311(a)	12.13
(b)	12.13
(c)	N.A.
Section 312(a)	2.05
(b)	16.03
(c)	16.03
Section 313(a)	12.15
(b)(1)	N.A.
(b)(2)	12.15
(c)	12.15; 16.02
(d)	12.15
Section 314(a)	9.02; 9.03
(b)	N.A.
(c)(1)	16.04(a)
(c)(2)	16.04(a)
(c)(3)	N.A.
(d)	N.A.
(e)	16.04(b)
(f)	N.A.
Section 315(a)	12.01(a); 12.01(b)(i)
(b)	12.14; 16.02
(c)	12.01(a)
(d)	12.01(b)
(e)	11.11
Section 316(a) (last sentence)	2.09
(a)(1)(A)	11.05
(a)(1)(B)	11.05
(a)(2)	N.A.
(b)	11.07
(c)	16.05
Section 317(a)(1)	11.08
(a)(2)	11.09
(b)	2.04
Section 318(a)	16.01
_________________________

* Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
** N.A. means Not Applicable.

Exhibit 4.1

THIS INDENTURE, dated as of April 24, 2007, is between LINEAR TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1

Definitions And Incorporation By Reference

Section 1.01   Definitions.

“Additional Interest” has the meaning set forth in Section 7 of the Registration Rights Agreement. Unless the context otherwise requires, all references herein or in the Securities to “interest” accrued or payable as of any date shall include, without duplication, any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement and any Contingent Interest payable as described in Section 8.

“Additional Interest Notice” has the meaning specified in Section 9.08.

“Additional Securities” has the meaning specified in Section 2.02(d).

“Additional Shares” has the meaning specified in Section 7.01(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent.

“Agent Members” has the meaning specified in Section 2.01(d).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Law” has the meaning specified in Section 11.01.

“beneficial owner” has the meaning specified in Section 5.08(a).

“Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Securities, which agent shall be appointed no later than the first Contingent Interest Period and shall at no time be an Affiliate of the Company. The Company hereby initially appoints the Trustee as Bid Solicitation Agent in connection with the Securities. The Company may from time to time change the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or, except as used in the definition of Fundamental Change and except where the context otherwise requires, any duly authorized committee of such board of directors.

“Business Day” means, with respect to any Security, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or obligated by law, regulation or executive order to close in The City of New York.

“capital stock” has the meaning specified in Section 5.08(a).

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Percentage” has the meaning specified in Section 7.13(e).

“Close of Business” means 5:00 p.m. New York City time.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 5 thereof.

“Closing Price” means the reported last sale price per share of the Common Stock on any Trading Day (or if no last sale price is reported, the average of the bid and ask prices per share or, if there is more than one bid or ask price, the average of the average bid and the average ask prices per share) on such Trading Day as reported by the Nasdaq Global Select Market or, if the Common Stock is not listed or quoted on the Nasdaq Global Select Market, as reported by the principal national or regional securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed on a national or regional securities exchange, as available in any over-the-counter market or, if not available on any over-the-counter market, the Closing Price shall be such price as the Board of Directors of the Company shall determine in good faith.

“Common Stock” means, subject to Section 7.08, shares of common stock of the Company, par value $0.001 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Notice” means a notice to Holders delivered pursuant to Section 5.07 or 5.08.

“Company Order” has the meaning specified in Section 2.02(d).

“contingent debt regulations” has the meaning specified in Section 2.16.

“Contingent Interest” means such interest payable as described in Article 8. Unless the context otherwise requires, all references herein or in the Securities to “interest” accrued or payable as of any date shall include, without duplication, any Contingent Interest payable as described in Section 8 and any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Contingent Interest Period” means (i) the six-month period commencing on and including May 1, 2014, and ending on, but excluding October 31, 2014, and (ii) each six-month period from May 1 to October 31 and from November 1 to April 30 thereafter.

“continuing director” has the meaning specified in Section 5.08(a).

“Conversion Agent” has the meaning specified in Section 2.03.

“Conversion Date” has the meaning specified in Section 7.02(a).

“Conversion Notice” has the meaning specified in Section 7.02(a).

“Conversion Price” means, at any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time, rounded to the nearest cent.

“Conversion Rate” has the meaning specified in Section 7.01(a).

“Conversion Reference Period” means (a) for Securities that are converted during the 30 day period prior to the Maturity Date or a Redemption Date, as applicable, the 20 consecutive Trading Days beginning on the 22nd Trading Day prior to the Maturity Date or Redemption Date, as the case may be; and (b) in all other instances, the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Conversion Value” means the Closing Price of the Common Stock on any date of determination multiplied by the Conversion Rate of the Securities in effect on such date.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at 633 West 5th Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services (Linear 3.00% Convertible Senior Notes due 2027), or such other office as the Trustee may designate by written notice to the Company.

“Custodian” has the meaning specified in Section 11.01.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Conversion Reference Period, one-twentieth (1/20) of the product of (i) the Conversion Rate on such day and (ii) the Daily VWAP of the Common Stock on such day.

“Daily Settlement Amount” has the meaning specified in Section 7.13(b).

“Daily Share Amount” has the meaning specified in Section 7.13(b).

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the Conversion Reference Period, the Volume-Weighted Average Price, provided that after the occurrence or effectiveness of a Fundamental Change described in clause (ii) of the definition thereof in which the holders of Common Stock receive only Cash, the Daily VWAP will be deemed to be the Cash price per share received by holders of Common Stock in such Fundamental Change.

“Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Depositary” has the meaning specified in Section 2.01(b).

“Distributed Property” has the meaning specified in Section 7.05(c).

“Effective Date” has the meaning specified in Section 7.01(c).

“Event of Default” has the meaning specified in Section 11.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex Date” means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.

“Fundamental Change” has the meaning specified in Section 5.08(a).

“Fundamental Change Company Notice” has the meaning specified in Section 5.08(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 5.08(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 5.08(c).

“Fundamental Change Purchase Price” has the meaning specified in Section 5.08(a).

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time and consistently applied.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 5 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Purchaser” means Credit Suisse Securities (USA) LLC.

“Initial Securities” means the Securities issued on the date hereof in the aggregate principal amount of $1,000,000,000, and any Securities issued in replacement thereof.

“Indebtedness” has the meaning specified in Section 11.01(g).

“Interest Payment Date” has the meaning set forth in the Securities.

“Interest Payment Record Date” has the meaning set forth in the Securities.

“Legal Holiday” has the meaning specified in Section 16.07.

“Makewhole Fundamental Change” has the meaning specified in Section 5.08(a).

“Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. New York City time on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means May 1, 2027.

“Measurement Period” has the meaning specified in Section 7.01(b).

“Merger Event” has the meaning specified in Section 7.08.

“Nasdaq” means the Nasdaq Global Market.

“Notice of Default” has the meaning specified in Section 11.01.

“NYSE” means the New York Stock Exchange.

“Offering Circular” means the Confidential Offering Circular dated April 18, 2007, relating to the Securities.

“Officer” means, with respect to any Person, the Chief Executive Officer, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by at least two Officers of the Company; provided, however, that for purposes of Section 7.08 and Section 9.03, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel containing, as applicable, the information specified in Section 16.04. The counsel may be an employee of or counsel to the Company who is reasonably satisfactory to the Trustee.

“Paying Agent” has the meaning specified in Section 2.03.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, statutory trust, unincorporated organization, government or any agency or political subdivision thereof.

“Principal Amount” of a Security means the principal amount as set forth on the face of the Security.

“QIB” means a qualified institutional buyer as defined in Rule 144A.

“Record Date” means (i) with respect to any payment of interest (including Contingent Interest or Additional Interest, if any) on the Securities, each April 15 and October 15 (whether or not a Business Day) and (ii) with respect to the events specified in Section 7.05, the meaning specified in Section 7.05.

“Redemption Date” means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

“Redemption Price” has the meaning specified in Section 5.01.

“Reference Property” has the meaning specified in Section 7.08.

“Register” has the meaning specified in Section 2.03.

“Registrar” has the meaning specified in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser, relating to the Securities.

“Repurchase Date” has the meaning specified in Section 5.08(a).

“Repurchase Notice” has the meaning specified in Section 5.07(b).

“Repurchase Price” has the meaning specified in Section 5.07(a).

“Restricted Certificated Security” means a Certificated Security that is a Restricted Security.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Legend” has the meaning specified in Section 2.12(f).

“Restricted Security” means a Security required to bear the Restricted Legend called for by footnotes 2 and 3 to the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such rule, as it may be amended from time to time.

“Rule 144A Information” has the meaning specified in Section 9.02(b).

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Security” or “Securities” means the Company’s 3.00% Convertible Senior Notes due May 1, 2027, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Settlement Amount” has the meaning specified in Section 7.13(a).

“Significant Subsidiary” means any Subsidiary of the Company which has: (i) consolidated assets or in which the Company and its other Subsidiaries have investments equal to or greater than 10% of the Company’s total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of the Company’s consolidated gross revenue, measured as of the end of the Company’s most recently completed fiscal year in the case of investments or consolidated assets or for the Company’s most recently completed fiscal year in the case of consolidated gross revenue.

“Specified Repurchase Date” has the meaning set forth in Section 5.07(a).

“Spin-Off” has the meaning specified in Section 7.05(c).

“Spin-Off Securities” has the meaning specified in Section 7.05(c).

“Stock Price” has the meaning specified in Section 7.01(c).

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding voting stock (as defined in Section 5.08) or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trading Price” means, on any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Company selects; provided, that if (i) at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of these two bids shall be used and (ii) only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used; provided, further that, if no bids are received or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then (x) for purposes of any determination of whether Contingent Interest is payable or of the amount of any Contingent Interest, the Trading Price of the Securities as of the determination date shall equal (1) the applicable Conversion Rate of the Securities as of the determination date multiplied by (2) the average Closing Price of the Common Stock on the five Trading Days ending on the determination date, and (y) for purposes of any determination of whether the condition in Section 7.01(b)(ii) is satisfied, the Trading Price per $1,000 principal amount of the Securities shall be deemed to be less than 98% of the product of the Closing Price and the Conversion Rate and, for the sole purpose of calculating any average Trading Price, shall be deemed to be equal to 97.999% of the Conversion Value.

“Trigger Event” has the meaning specified in Section 7.05(c).

“Trust Officer” means, with respect to the Trustee, any officer within the Corporate Trust Services department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means U.S. Bank National Association, not in its individual capacity, but solely in its capacity as trustee hereunder, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor Trustee.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume-Weighted Average Price,” on any Trading Day, means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LLTC <EQUITY>VAP (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company. The volume-weighted average price shall be rounded to the nearest whole cent.

“voting stock” has the meaning specified in Section 5.08(a).

Section 1.02   Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the TIA. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“Indenture Securities” means the Securities;

“Indenture Security Holder” means a Securityholder;

“Indenture to be qualified” means this Indenture;

“Indenture Trustee” or “institutional trustee” means the Trustee; and

“Obligor” on the indenture securities means the Company and any successor obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03   Rules of Construction.

Unless the context otherwise requires:

(a)  a term has the meaning assigned to it herein;

(b)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)  words in the singular include the plural, and words in the plural include the singular;

(d)  provisions apply to successive events and transactions;

(e)  the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f)  the masculine gender includes the feminine and the neuter;

(g)  references to agreements and other instruments include subsequent amendments thereto;

(h)  references to “interest” include Contingent Interest and Additional Interest;

(i)  “herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(j)  unless context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(k)  “or” is not exclusive; and

(l)  “including” means including without limitation.

ARTICLE 2

The Securities

Section 2.01   Form and Dating.

(a) The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)  Restricted Global Securities. All of the Securities shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(c)  Global Securities In General. Each Global Security shall represent such of the out-standing Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, redemptions or conversions of such Securities, in each case in accordance with this Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, or otherwise in accordance with this Indenture, and shall be made on the records of the Trustee and the Depositary.

The Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in accordance with Section 2.02, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.

(d)  Book Entry Provisions. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.

None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Securities shall have any rights under this Indenture, and the Depositary or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Securities for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or its nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(e)  Certificated Securities. Certificated Securities shall be issued only under the circumstances provided in Section 2.12(a)(i).

Section 2.02   Execution and Authentication.

.(a) A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

(b)  If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c)  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d)  The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $1,000,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company may, without the consent of the Holders, issue additional Securities (the “Additional Securities”) with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount; provided, however that no such Additional Securities may be issued unless fungible with the Securities for U.S. federal income tax purposes. The Trustee shall authenticate Additional Securities thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a Company Order of the Company in aggregate principal amount as specified in such order (except as provided in Section 2.07). Each such Company Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Such Additional Securities shall have identical terms to the Initial Securities except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waivers, amendments and offers to purchase.

(e)  The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03   Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the United States where Securities may be presented for purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term “Registrar” includes any co-registrar, including any named pursuant to Section 9.06. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 9.06. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 9.06.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.04   Paying Agent to Hold Money and Securities in Trust.

 Prior to 11:00 a.m., New York City time, on each due date of payments in respect of, or delivery of Cash or shares of Common Stock, as applicable and as provided herein, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or with the Conversion Agent such number of shares of Common Stock or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash, Common Stock or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the Cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.

Section 2.05   Securityholder Lists.

.The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably request.

Section 2.06   Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit A attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 13.05, Article 5 or Article 7, in each case, not involving any transfer.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Purchase Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(b)  Any Registrar appointed pursuant to Section 2.03 or Section 9.06 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.

Section 2.07   Replacement Securities.

If (a) any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 5, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be, in accordance herewith.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto as the result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08   Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid, redeemed or repurchased, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser. A mutilated Security ceases to be outstanding upon surrender and replacement thereof pursuant to Section 2.07.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 11:00 a.m., New York City time, on the Maturity Date, a Redemption Date or Repurchase Date, as the case may be, Cash sufficient to pay all Initial Securities and all Additional Securities then payable, then on and after such Maturity Date, Redemption Date or Repurchase Date, as the case may be, such Securities shall cease to be outstanding and interest (including Contingent Interest or Additional Interest, if any) on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 7, then on the Conversion Date, such Security shall cease to be outstanding and interest (including Contingent Interest or Additional Interest, if any) on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.

Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.

Section 2.09   Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor. If requested by the Trustee, the Company agrees to notify the Trustee in writing of the existence of any such treasury Securities or Securities owned by the Company, any other obligor on the Securities, or, to the knowledge of the Company, any Affiliate of the Company.

Section 2.10   Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11   Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase, payment, redemption or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 7.

All Securities that are purchased pursuant to Article 5 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.12   Legend; Additional Transfer and Exchange Requirements.

(a) Transfer and Exchange of Global Securities. (i) Certificated Securities (x) shall be issued in exchange for interests in the Global Securities only if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notice or (y) may be issued in exchange for interests in the Global Securities, at a Holder’s election, if an Event of Default has occurred and is continuing, each of clauses (x) and (y) in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 11.06 or 11.07 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such Beneficial Owner’s Securities as if such Certificated Securities had been issued.

(ii)  Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)  Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i)  shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.06(a); and

(ii)  in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)  if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A);

(B)  if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Regulation S under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A);

(C)  if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or pursuant to and in compliance with another exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit A) and, if the Company or the Registrar so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act.

(c)  Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit A); or

(ii)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit A) and, if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act;

the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d)  Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i)  a certification from the Holder (in substantially the form set forth in Exhibit A) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

(ii)  a certification from the Holder (in substantially the form set forth in Exhibit A) to the effect that such beneficial interest is being transferred in compliance with Regulation S under the Securities Act;

(iii)  if such beneficial interest in such Unrestricted Global Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit A) and if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

(iv)  a certification (in substantially the form set forth in Exhibit A) to the effect that such beneficial interest is being transferred to the Company or a Subsidiary of the Company, the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e)  Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders (i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(iii)  shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.06(a);

(iv)  in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, shall be accompanied by the following additional information and documents, as applicable:

(A)  if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A); or

(B)  if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under of the Securities Act;

(v)  in the case of a Restricted Certificated Security to be transferred to another person for a beneficial interest in a Restricted Global Security, shall be accompanied by the following information and documents, as applicable:

(A)  if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A); or

(B)  if such Restricted Certificated Security is being transferred in compliance with Regulation S under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit A);

(vi)  in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, or in the case of a Restricted Certificated Security to be exchanged (and not transferred) for a beneficial interest in a Restricted Global Security, such request need not be accompanied by any additional information or documents; and

(vii)  in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)  if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an ex-change, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A);

(B)  if such Unrestricted Certificated Security is being transferred in compliance with Regulation S under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit A);

(C)  if such Unrestricted Certificated Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit A) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

(D)  if such Unrestricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit A).

(f)  Legends. (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by Exhibit A attached hereto (the “Restricted Legend”), for so long as it is required by this Indenture to bear such legend.

(ii)  Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(A)  in the case of any Restricted Certificated Security, each Registrar shall permit the Holder thereof to transfer such Restricted Certificated Security to a transferee who, unless such transferee is an Affiliate of the Company, shall take such Security in the form of an Unrestricted Certificated Security or (under the circumstances described in Section 2.12(e)) an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(B)  in the case of a Restricted Global Security, each Registrar shall permit the Holder thereof to transfer such beneficial interest in a Restricted Global Security to a transferee who, unless such transferee is an Affiliate of the Company, shall take such Security in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such Security; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

If the Applicable Procedures so require, prior to the removal of any restrictive legend at the end of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, such requesting Holder shall deliver an Opinion of Counsel in form reasonably acceptable to the Company to the effect that the restrictions on transfer contained herein and the restrictive legend are no longer required in order to maintain compliance with the Securities Act.

(iii)  Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, Securities that do not bear such Restricted Legend.

(iv)  After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of any Holder of a Restricted Global Security or a Restricted Certificated Security that is not an Affiliate of the Company, remove any restriction of transfer on such Security, and the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Securities that do not bear the Restricted Legend.

(v)  Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities shall bear a legend substantially to the same effect as the Restricted Legend; provided that all Securities held by Affiliates of the Company shall bear the Restricted Legend at all times.

(g)  Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, or any of its Subsidiaries or any of its Affiliates.

Section 2.13   CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of purchase or redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase or redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase or redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.

Section 2.14   Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered, which shall initially be the Depositary, as the owner of such Security for the purpose of receiving payment of principal of, the Repurchase Price, the Fundamental Change Purchase Price and interest (including Contingent Interest or Additional Interest, if any), on the Security, for the purpose of receiving Common Stock or Cash and for all other purposes, including without limitation, for purposes of giving notices hereunder, whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 2.15   Defaulted Interest.

If the Company defaults on a payment of interest (including Contingent Interest or Additional Interest, if any) on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a reasonable manner. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange.

Section 2.16   Contingent Debt Tax Treatment.

(a)  The Company and each Holder, by acquiring a beneficial interest in a Security, agree (in the absence of an administrative pronouncement or judicial ruling to the contrary) (i) to treat the Security as indebtedness for U.S. federal income tax purposes that is subject to the Treasury Regulations governing contingent payment debt instruments (the “contingent debt regulations”), (ii) that each Holder shall be bound by the Company’s application of the contingent debt regulations to the Security, including the Company’s determination of the “comparable yield” and “projected payment schedule” within the meaning of the contingent debt regulations, (iii) to treat the cash and the fair market value of any Common Stock received upon the conversion of the Security as a contingent payment for purposes of the contingent debt regulations, (iv) to accrue interest with respect to the outstanding Security as original issue discount according to the “noncontingent bond method” set forth in the contingent debt regulations, using the comparable yield of 7.00% compounded semi-annually and (v) that the Company and each Holder will not take any position on any U.S. federal tax return that is inconsistent with (i), (ii), (iii) or (iv) unless required by applicable law.

The Company acknowledges and agrees, and each Holder and any beneficial holder of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed rate, nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the Securities, (ii) the schedule of projected payments is determined on the basis of an assumption of a constant annual growth rate of the stock price and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for U.S. federal income tax purposes and (iii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

A Holder may obtain the projected payment schedule for the Security, as determined by the Company pursuant to the contingent debt regulations, by submitting a written request to the Company at the following address: Linear Technology Corporation, 1630 McCarthy Boulevard, Milpitas, CA 95035-7417, Attention: Chief Financial Officer.

(b)  Each Security shall bear a legend relating to U.S. federal income tax matters in the form set forth in Exhibit A.

ARTICLE 3

[Reserved]

ARTICLE 4

[Reserved]

ARTICLE 5

Redemption and Repurchases

Section 5.01   Company’s Right to Redeem; Notices to Trustee.

Prior to May 1, 2014, the Securities shall not be redeemable at the Company’s option. On or after May 1, 2014, the Company, at its option, may redeem the Securities for Cash at any time, in whole or in part, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities being redeemed, plus any accrued and unpaid interest (including Contingent Interest or Additional Interest, if any) to, but not including, the Redemption Date; provided that if the Redemption Date falls after an Interest Payment Record Date and prior to the corresponding Interest Payment Date, accrued and unpaid interest (including Contingent Interest or Additional Interest, if any) shall be paid to the Holder on the relevant Interest Payment Record Date. If the Company elects to redeem Securities pursuant to this Section 5.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price. Notwithstanding the foregoing, the Company may not redeem the Securities if it has failed to pay any interest (including Contingent Interest or Additional Interest, if any) on the Securities when due and such failure to pay is continuing.

The Company shall give the notice to the Trustee provided for in this Section 5.01 by a Company Order, at least 20 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 5.02   Selection of Securities to Be Redeemed.

If the Company decides to redeem fewer than all of the Securities, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, or in its discretion, on a pro rata basis. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly (but in any case within seven days of the Company Order referred to in Section 5.01 unless a shorter notice is acceptable to the Company) of the Securities or portions of the Securities selected to be redeemed and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of the Security.

Following a notice of redemption, Securities and portions of Securities are convertible, pursuant to Section 7.01(b)(iii), by the Holder until the Close of Business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 5.03   Notice of Redemption.

At least 20 days but no more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (substantially in the form set forth in Exhibit A) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state (along with any other information the Company wishes to include):

(a)  the Redemption Date;

(b)  the Redemption Price;

(c)  the Conversion Rate;

(d)  the name and address of the Paying Agent and Conversion Agent;

(e)  that Securities may be converted at any time before the Close of Business on the Business Day prior to the Redemption Date;

(f)  that Securities called for redemption and not converted shall be redeemed on the Redemption Date;

(g)  that Holders who want to convert their Securities must satisfy the requirements set forth in the Securities;

(h)  that Securities called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect the Redemption Price;

(i)  if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(j)  that, unless the Company defaults in making payments of such Redemption Price, interest, including Contingent Interest, if any, and Additional Interest, if any, on the Securities called for redemption shall cease to accrue from and after the Redemption Date; and

(k)  the CUSIP, “ISIN” or other similar number(s), as the case may be, of the Securities being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 5.03.

Section 5.04   Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest (including Contingent Interest or Additional Interest, if any) and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price).

Section 5.05   Deposit of Redemption Price.

Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. Upon written request of the Company, the Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 7. If such money is then held by the Company or a Subsidiary or an Affiliate of either in trust and is not required for such purpose it shall be discharged from such trust.

Section 5.06   Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 5.07   Repurchase of Securities by the Company at Option of the Holder.

(a)  On each of May 1, 2014, May 1, 2017 and May 1, 2022 (each, a “Specified Repurchase Date”), each Holder shall have the option to require the Company to repurchase Securities for which that Holder has properly delivered and not withdrawn a written Repurchase Notice (as described below) at a repurchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid interest, including Contingent Interest or Additional Interest, if any, on those Securities, to, but not including, such Specified Repurchase Date (the “Repurchase Price”); provided that if the Specified Repurchase Date is on a date that is after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid interest, including Contingent Interest or Additional Interest, if any. Instead, the Company shall pay such accrued and unpaid interest, Contingent Interest, if any, and Additional Amounts, if any, on the Interest Payment Date, to the Holder of record on the corresponding Interest Payment Record Date. Not later than 20 Business Days prior to any Specified Repurchase Date, the Company shall mail a Company Notice (substantially in the form set forth in Exhibit A) by first class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). The Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i)  the Repurchase Price and the Conversion Rate;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 7 hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)  that Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

(v) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

(vi) the procedures the Holder must follow to exercise its right to require the Company to repurchase such Holder’s Securities under this Section 5.07 and a brief description of that right;

(vii) briefly, the conversion rights, if any, that exist at the date of the Company Notice or as a result of the Company Notice with respect to the Securities;

(viii) the procedures for withdrawing a Repurchase Notice;

(ix)  that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, interest, Contingent Interest, if any, or Additional Interest, if any, on such Securities shall cease to accrue from and after the Repurchase Date;

(x) the CUSIP, “ISIN” or other similar number(s), as the case may be, of the Securities;

(xi) that any Security not properly tendered or otherwise not accepted for repurchase shall remain outstanding and continue to accrue interest, Contingent Interest, if any, and Additional Interest, if any;

(xii) that, in order to withdraw any Repurchase Notice previously delivered by a Holder to the Paying Agent, the Holder must deliver to the Paying Agent, by 5:00 p.m. (New York time) on the day that is the second Business Day prior to the Repurchase Date, a written notice of withdrawal specifying (A) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (B) the principal amount of Securities in respect of which such notice of withdrawal is being submitted (or if the Securities are not in definitive form, the notice of withdrawal must comply with the Applicable Procedures), and (C) if the Holder is not withdrawing its Repurchase Notice for all of its Securities, the principal amount of the Securities which still remain subject to the original Repurchase Notice; and

(xiii) that Holders whose Securities are being repurchased only in part will be issued new Securities equal in principal amount to the portion of the Securities tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

At the Company’s request, the Trustee shall give such Company Notice to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(b) A Holder may exercise its rights specified in Section 5.07(a) upon delivery to the Paying Agent of a written notice of repurchase substantially in the form set forth in Exhibit A (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the Close of Business on the Business Day immediately preceding such Specified Repurchase Date, stating:

(i) if Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued for such Security, the Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer;

(ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(iii) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture.

The delivery of such Security (together with all necessary endorsements) to the Paying Agent at any time after delivery of the Repurchase Notice at the offices of the Paying Agent shall be a condition to receipt by the Holder of the Specified Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 5.07 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 5.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 5.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day immediately following the Specified Repurchase Date and the time of delivery of the Security (together with all necessary endorsements or notifications of book-entry transfer).

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 5.07 shall have the right to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.09(b) at any time prior to the Close of Business on the second Business Day prior to the Specified Repurchase Date.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 5.08   Purchase of Securities at Option of the Holder upon a Fundamental Change.

(a)  In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holders’ Securities not called for redemption or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Purchase Date”, together with the Specified Purchase Dates, the “Repurchase Dates”) that is not less than 15 nor more than 45 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 5.08(b), at a purchase price in Cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on those Securities to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.08(c).

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(i)  any “person” or “group” (other than the Company or its employee benefit plans) becomes the “beneficial owner,” directly or indirectly, of shares of the Company’s voting stock representing 50% or more of the total voting power of all outstanding classes of the Company’s voting stock or has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company and (a) such person or group files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing the same or (b) the Company otherwise becomes aware of any such person or group;

(ii)  the Company consolidates with, or merges with or into, another person, or in a single transaction or a series of transactions, the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person in substantially the same proportion amongst themselves (disregarding for this purpose any shares of voting stock (a) received as consideration for the capital stock of any person other than the Company or (b) held prior to such transaction and issued by a person other than the Company) as such ownership immediately prior to such transaction;

(iii)  the common stock into which the Securities are then convertible ceases to be listed on the NYSE, Nasdaq or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States and no American Depositary Shares or similar instruments for the common stock are so listed or quoted in the United States;

(iv)  continuing directors cease to constitute a majority of the Company’s board of directors; or

(v)  the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution.

Subject to the next succeeding paragraph, “Makewhole Fundamental Change” shall be deemed to have occurred upon the occurrence of a Fundamental Change described in clauses (i), (ii), and (v) above.

Notwithstanding anything to the contrary set forth in this Indenture, a merger or consolidation described in clause (ii) above shall be deemed not to constitute a Fundamental Change for any purpose under the definition of Fundamental Change if at least 90% of all the consideration (excluding Cash payments for fractional shares and Cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of common stock traded on the NYSE, Nasdaq or another national securities exchange (or which shall be so traded when issued or exchanged in connection with such merger or consolidation) and as a result of such transaction or transactions the Securities become convertible solely into Cash in an amount equal to the lesser of $1,000 and the Conversion Value and, if the Conversion Value is greater than $1,000, payment of the excess value in Cash, shares or a combination of Cash and shares in substantially the same manner as described herein.

For purposes of this Section 5.08:

•
“person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•	a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

•	“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•	“board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

•
“capital stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

•
“continuing director” means a director who either was a member of the Company’s board of directors on April 18, 2007, or who becomes a member of the board of directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the continuing directors on the board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company’s entire board of directors in which such individual is named as a nominee for director; and

•
“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors.

(b)  Notice of Fundamental Change. Within 30 Business Days after the effective date of each Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Purchase Date and shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 16.02. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:

(i)  the events causing such Fundamental Change and the date of such Fundamental Change;

(ii)  that the Holder has a right to require the Company to purchase the Holder’s Securities;

(iii)  the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(iv)  the Fundamental Change Purchase Date;

(v)  the Fundamental Change Purchase Price;

(vi)  the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 5.08;

(vii)  the names and addresses of the Paying Agent and the Conversion Agent;

(viii)  that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(ix)  that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(x)  the Conversion Rate (after giving effect to any change in the Conversion Rate that resulted from the Fundamental Change) and any increase in the Conversion Rate that shall result from the Fundamental Change;

(xi)  that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 7 of this Indenture only if either (i) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price;

(xii)  the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiii)  that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest (including Contingent Interest or Additional Interest, if any) on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

(xiv)  the CUSIP number(s) of the Securities.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.

At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be consented to by the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 5.08(b); provided further, however, that the text of such notice shall be prepared by the Company.

(c)  Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 5.08(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to and actually received by a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(i)  if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(ii)  the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(iii)  that such Securities shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price shall be paid pursuant to this Section 5.08 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Section 5.08 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 5.08(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.09(b).

A Paying Agent shall promptly notify the Company once each Business Day of the receipt by it of any Fundamental Change Purchase Notices or written notices of withdrawal thereof.

(d)  Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.

Section 5.09   Effect of Repurchase Notice or Fundamental Change Purchase Notice.

(a) Upon receipt by any Paying Agent of a Repurchase Notice or a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Repurchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date (provided such Holder has satisfied the conditions in Section 5.08(c)) with respect to such Security or Repurchase Date (provided such Holder has satisfied the conditions of Section 5.07) with respect to such Security, as the case may be, and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 5.07 or 5.08(c). A Security in respect of which a Repurchase Notice or a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 7 hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change Purchase Notice, unless either (i) such Repurchase Notice or Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 5.09(b); or (ii) there shall be a default in the payment of the Repurchase Price or Fundamental Change Purchase Price, provided, that the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance herewith.

(b)  A Repurchase Notice or Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and actually received by Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Repurchase Date or the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i)  if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

(ii)  the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

(iii)  the principal amount, if any, of the Securities that remains subject to the original Repurchase Notice or Fundamental Change Purchase Notice, as the case may be, and that has been or shall be delivered for purchase by the Company.

Section 5.10   Deposit of Repurchase Price or Fundamental Change Purchase Price.

Prior to 10:00 a.m., New York City time, on a Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount in Cash (in immediately available funds) sufficient to pay the aggregate Repurchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof that are to be purchased on that Repurchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on a Repurchase Date, Cash sufficient to pay the aggregate Repurchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities for which a Repurchase Notice or Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Repurchase Date, such Securities shall cease to be outstanding and interest (including Contingent Interest or Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price or Fundamental Change Purchase Price, as applicable, upon delivery of such Securities by their Holders to the Paying Agent).

Section 5.11   Securities Purchased in Part.

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Repurchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 5.12   Repayment to the Company.

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 5.10 exceeds the aggregate Repurchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof that the Company is obligated to purchase on the applicable Repurchase Date, then, within one day after the applicable Repurchase Date, the Paying Agent shall return any such excess Cash to the Company.

Section 5.13   Compliance with Securities Laws upon Purchase of Securities.

When complying with the provisions of Article 5 hereof and subject to any exemptions available under applicable law, the Company shall:

(a)  comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)  file a Schedule TO or other successor or similar schedule, if required, under the Exchange Act; and

(c)  otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 5 to be exercised in the time and in the manner specified herein.

ARTICLE 6

[Reserved]

ARTICLE 7

Conversion

Section 7.01   Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 7, at the option of the Holder thereof, any Security, in whole or in part, may be converted into the Settlement Amount, at a rate (the “Conversion Rate”) of 20.00 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment pursuant to Section 7.05, prior to the Close of Business on the Business Day immediately preceding the Maturity Date.

(b)  The Securities shall be convertible (i) at any time on or after March 1, 2027 and prior to the Close of Business on the Business Day immediately preceding the Maturity Date and (ii) prior to March 1, 2027, only upon the occurrence of one of the following events:

(i)  During any calendar quarter after the calendar quarter ending June 30, 2007 and only during such calendar quarter, if the Closing Price of the Common Stock for twenty (20) or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is more than 130% of the Conversion Price on such last Trading Day. Commencing July 1, 2007 and at the beginning of each calendar quarter thereafter, the Conversion Agent shall determine, on the Company’s behalf, whether the Securities are convertible as the result of the satisfaction of this condition in the preceding calendar quarter and shall promptly notify the Company and the Trustee accordingly. The Trustee shall, in turn, notify the Holders in each calendar quarter but in no event later than seven (7) days after the beginning of such calendar quarter.

(ii)  During any five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities for each day of such Measurement Period was less than 98% of the product of the Closing Price on such date and the Conversion Rate on such date, all as determined by the Trustee. The Trustee shall have no obligation to determine the Trading Price of Securities unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (a) the Conversion Rate of the Securities and (b) the Closing Price at such time, at which time the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of (a) the Conversion Rate of the Securities and (b) the Closing Price on such date. If the Trading Price condition set forth in this Section 7.01(b)(ii) has been met, the Company shall so notify the Holders. If, at any time after the Trading Price condition set forth in this Section 7.01(b)(ii) has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of (a) the Conversion Rate of the Securities and (b) the Closing Price on such date, the Company shall so notify the Holders.

(iii)  If any of the Securities are called for redemption pursuant to Section 5.01 at any time prior to the Close of Business on the Business Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time.

(iv)  If the Company elects to distribute to all holders of Common Stock:

(A)  certain rights (including rights under a stockholder rights plan) or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, shares of Common Stock at less than the average of the Closing Price for the five consecutive Trading Day period ending on the Trading Day preceding the announcement of such distribution; or

(B)  cash, assets, debt securities or certain rights to purchase the Company’s securities, which distribution has a per share value exceeding 7.5% of the Closing Price of the Common Stock on the Trading Day immediately preceding the announcement of such distribution;

then, in either case, the Company shall notify the Holders at least 25 Trading Days prior to the ex-dividend date for such distribution; provided that if the Company distributes rights pursuant to a stockholder rights plan, it shall notify the holders of the Securities on the Business Day after the Company is required to give notice generally to its stockholders pursuant to such stockholder rights plan if such date is less than 25 Trading Days prior to the date of such distribution. Once the Company has given the notice, Holders may surrender their Securities for conversion at any time until the earlier of the Close of Business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place. Notwithstanding the foregoing, a Holder may not convert its Securities under this Section 7.01(b)(iv) if the Holder participates in such distribution due to the participation of Holders in such distribution.

(v)  If the Company is a party to any transaction or an event occurs that constitutes a Fundamental Change, a Holder may surrender Securities for conversion at any time from and after the date which is ten (10) Trading Days prior to the anticipated effective date of such Fundamental Change until and including the Trading Day prior to the related Fundamental Change Repurchase Date. The Company shall give notice in writing to all Holders and the Trustee of a Fundamental Change no later than ten (10) Trading Days prior to the anticipated effective date of the Fundamental Change that the Company knows or reasonably should know will occur. If the Company does not know, and should not reasonably know, that a Fundamental Change will occur until a date that is within ten (10) Trading Days before the anticipated effective date of such Fundamental Change, the Company shall give notice in writing to all Holders and the Trustee of the Fundamental Change promptly after the Company has knowledge of such Fundamental Change. The Board of Directors shall determine in good faith the anticipated effective date of the Fundamental Change, and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Company not later than two Business Days prior to the end of such 10 Trading Day period.

(c)  If a Holder elects to convert Securities in connection with a Makewhole Fundamental Change that has an Effective Date prior to May 1, 2014, the Company shall increase the Conversion Rate by an additional number of shares of Common Stock (the “Additional Shares”) set forth in Exhibit B. For purposes of this Section 7.01, any conversion occurring at a time when the Securities would be convertible in light of the expected or actual occurrence of a Makewhole Fundamental Change shall be deemed to have occurred “in connection” with a Makewhole Fundamental Change to the extent that such conversion is effected during the time period specified in Section 7.01(b)(v) (regardless of whether the provisions of Section 7.01(b) shall apply to such conversion).

The increase in the Conversion Rate, expressed as a number of Additional Shares per $1,000 principal amount of Securities, will be determined by the Company by reference to the table attached as Exhibit B hereto, based on the date the Makewhole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid or deemed to be paid per share of Common Stock in the transaction constituting the Makewhole Fundamental Change (the “Stock Price”); provided that if a Holder of the Common Stock receives only Cash in connection with a Fundamental Change described in clause (ii) of the definition thereof contained in Section 5.08(a), the Stock Price shall be the Cash amount paid per share. In all other cases, the Stock Price shall be the average of the Closing Price of the Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change, provided that if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Company shall determine the increased Conversion Rate by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the next earliest and next latest Effective Dates, based on a 365 day year, as applicable. The Stock Price set forth in the first column of the table attached as Exhibit B hereto shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 7.05. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Conversion Rate is adjusted pursuant to Section 7.05. If (1) the Stock Price is greater than $150.00 per share of Common Stock (subject to adjustment in the same manner as the Stock Price) no increase in the Conversion Rate will be made, and (2) the Stock Price is less than $36.05 per share (subject to adjustment in the same manner as the Stock Price), no increase in the Conversion Rate will be made. Notwithstanding the foregoing, in no event will the number of Additional Shares in connection with a Makewhole Fundamental Change exceed 7.74 per $1,000 principal amount of Securities (subject to adjustment in the same manner as set forth in Section 7.05).

(d)  If the Company is required to increase the Conversion Rate in connection with a Makewhole Fundamental Change pursuant to clause (c) above, Securities surrendered for conversion will be settled as follows (subject in all respects to the provisions set forth in Section 7.13):

(i)  If the last day of the applicable Conversion Reference Period related to Securities surrendered for conversion is prior to the third Trading Day preceding the anticipated Effective Date of such Makewhole Fundamental Change, the Company shall settle such conversion as described in Section 7.13 by delivering the amount of consideration due (as described in Section 7.13, based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate as provided in clause (c) above) on the third Trading Day immediately following the last day of the applicable Conversion Reference Period. In addition, if a Makewhole Fundamental Change occurs, as soon as practicable following the Effective Date of such Makewhole Fundamental Change, the Company shall deliver the increase in such amount of Cash, shares of Common Stock or a combination of Cash and shares of Common Stock or Reference Property, if any, as the case may be, as if the Conversion Rate had been increased by such number of Additional Shares during the related Conversion Reference Period (and based upon the relevant Daily Conversion Value during such Conversion Reference Period). If such increased amount results in an increase to the amount of Cash to be paid to Holders, the Company shall pay such increase in Cash, and if such increased Settlement Amount results in an increase to the amount of Cash, shares of Common Stock or a combination of Cash and share of Common Stock, at the Company’s option, the Company will deliver such increase by delivering Cash, shares of Common Stock or a combination of Cash and shares of Common Stock or Reference Property based on such increase; and

(ii)  If the last day of the applicable Conversion Reference Period related to the Securities surrendered for conversion is on or following the third Trading Day preceding the anticipated Effective Date of the Makewhole Fundamental Change, the Company shall settle such conversion as described in Section 7.13 (based on the Conversion Rate as increased by the Additional Shares as provided in clause (c) above) on the later to occur of (A) the Effective Date of the transaction and (B) the third Trading Day immediately following the last day of the applicable Conversion Reference Period.

Section 7.02   Conversion Procedure.

(a) The right of conversion attaching to any Security may be exercised at any time during which conversion is permitted in accordance with Section 7.01 (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.07 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Conversion Agent; and (4) payment of any tax or duty, in accordance with Section 7.03, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Securities shall be deemed to be converted immediately prior to the Close of Business on the Conversion Date. The Company shall deliver to the Holder through a Conversion Agent Cash and, if applicable, a certificate for the number of whole shares of Common Stock issuable upon the conversion (and Cash in lieu of any fractional shares pursuant to Section 7.13(h)) on the applicable date specified for such delivery in Section 7.13(g) hereof.

(b)  The person in whose name the Security is registered shall, if shares of Common Stock are issuable upon conversion and if the Company so elects to issue all or any portion of such shares in lieu of paying Cash, be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security or satisfaction of the other conditions in Section 7.02(a) on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall, provided that all such conditions have been satisfied, be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No separate payment or adjustment will be made for accrued and unpaid interest (including Contingent Interest or Additional Interest, if any) on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security. By delivering to the holder the Cash, shares or combination of Cash and shares of Common Stock issuable upon conversion, together with a cash payment in lieu of any fractional shares, the Company will satisfy its obligation with respect to the conversion of the Securities. Accordingly, any accrued but unpaid interest (including Contingent Interest or Additional Interest, if any) will be deemed paid in full upon conversion, rather than cancelled, forfeited or extinguished.

(c)  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder, a new Security equal in principal amount of the unconverted portion of the Security surrendered.

Section 7.03   Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of shares of Common Stock in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing shares of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 7.04   Company to Provide Stock.

(a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(b)  All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(c)  The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and, if the Common Stock is then listed or quoted on the NYSE, the Nasdaq or any other United States national or regional securities exchange or other market, shall list or cause to have quoted and keep listed and quoted the shares of Common Stock issuable upon conversion of the Notes to the extent permitted or required by the rules of such exchange or market; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

Section 7.05   Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occur, except that the Company will not make any adjustment if Holders of Securities may participate, as a result of holding the Securities, in the transactions described without having to convert their Securities:

(a)  If the Company, at any time or from time to time while any of the Securities are outstanding, issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects subdivisions, combinations or reclassifications in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR'=CR0 x	OS'
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date of such dividend or distribution, or effective date of such subdivision, combination or reclassification, as applicable;
CR'	=	the Conversion Rate in effect on and after the Ex Date or effective date;
OS0	=	the number of shares of Common Stock outstanding immediately prior the Ex Date or effective date; and
OS'	=	the number of shares of Common Stock outstanding on and after the Ex Date or effective date.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the record date for such dividend or distribution, or the date fixed for determination for such subdivision, combination or reclassification. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 7.05(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided, combined or reclassified, as the case may be, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend, distribution, subdivision, combination or reclassification had not been declared.

(b)  If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days from the issuance date thereof to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Price for the five consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 x	OS0 + X
OS0 + Y
where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such issuance;
CR'	=	the Conversion Rate in effect on and after the Ex Date for such issuance;
OS0	=	the number of shares of Common Stock outstanding on and after the Ex Date for such issuance;
X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Price for the five consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the record date of such issuance. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the announcement with respect to such rights, warrants or convertible securities had not been made.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Price for the five consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than Cash, to be determined in good faith by the Board of Directors.

(c)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than distributions of Common Stock covered by Section 7.05(a)), evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding (i) dividends and distributions and rights or warrants covered by Section 7.05(a), Section 7.05(b) or Section 7.05(e) (for which an adjustment is made to the Conversion Rate), (ii) to the extent provided in Section 7.07, rights distributed pursuant to a stockholder rights plan and (iii) cash covered by Section 7.05(d) (any of such shares of Capital Stock, Indebtedness, Cash or other assets or property hereinafter in this Section 7.05(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 x	SP0
SP0 - FMV
where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such distribution;
CR'	=	the Conversion Rate in effect on and after the Ex Date for such distribution;
SP0	=	the average of the Closing Price over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and
FMV	=
the fair market value (as determined by the Company’s Board of Directors) of the shares of capital stock of the Company, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date had not been fixed. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 7.05(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Price of the Common Stock.

With respect to an adjustment pursuant to this Section 7.05(c) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off,” and any such dividend or distribution of Common Stock, shares of capital stock or equity interests being “Spin-Off Securities”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the fifteenth Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities shall be increased based on the following formula:

CR' = CR0 x	FMV0 + MP0
MP0
where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the fifteenth Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities;
CR'	=	the Conversion Rate in effect from and after the Close of Business on the Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities;
FMV0	=
the average of the Closing Price of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the fifth Trading Day after the Ex Date for such distribution; and

MP0	=	the average of the Closing Price of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the fifth Trading Day after the Ex Date for such distribution.

Such adjustment shall occur at the Close of Business on the fifteenth Trading Day from, and including, the Ex Date for the distribution of the Spin-Off Securities; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spin-Off Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.05(b), (and no adjustment to the Conversion Rate under this Section 7.05(b), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.05(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.05(b) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

For purposes of this Section 7.05(c), Section 7.05(a) and Section 7.05(b), any dividend or distribution to which this Section 7.05(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 7.05(a) or 7.05(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 7.05(a) or 7.05(b) applies (and any Conversion Rate adjustment required by this Section 7.05(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 7.05(a) or 7.05(b) applies (and any further Conversion Rate adjustment required by Section 7.05(a) and 7.05(b) with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall be substituted for “the Ex Date,” “the Ex Date or effective date,” “the day following the record date for such dividend or distribution, or the date fixed for determination for such subdivision, combination or reclassification,” “the Ex Date for such issuance” and “the date fixed for the determination of stockholders entitled to receive such rights and warrants” within the meaning of Section 7.05(a) and Section 7.05(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex Date or effective date” within the meaning of Section 7.05(a).

(d)  If a cash dividend or distribution is made to all holders of Common Stock (other than (i) in connection with the Company’s liquidation, dissolution or winding up or (ii) distributions described in Section 7.05(e)), the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 x	SP0
SP0 - C
where

CR0	=	the Conversion Rate in effect at the Close of Business on the Business Day immediately prior to the Ex Date for such dividend or distribution;
CR'	=	the Conversion Rate in effect on and after the Ex Date for such distribution;
SP0	=	the average Closing Price of the Common Stock for the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such dividend or distribution; and
C	=	the amount in cash per share of Common Stock the Company dividends or distributes to holders of Common Stock.

Such adjustment shall become effective immediately prior to the opening of business on the Ex Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 7.05(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 7.05(d), references in this Section to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR' = CR0 x	AC + (SP' x OS')
OS0 x SP'
where

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the expiration date;
CR'	=	the Conversion Rate in effect on and after the effective date of the adjustment;
AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of shares of Common Stock outstanding as of the last time tenders or exchanges could have been made pursuant to such tender or exchange offer (including any shares validly tendered and not withdrawn pursuant to the tender or exchange offer but excluding shares held in treasury);

OS'	=
the number of shares of Common Stock outstanding as of the last time tenders or exchanges could have been made pursuant to such tender or exchange offer (not including any shares validly tendered and not withdrawn pursuant to the tender or exchange offer or shares held in treasury); and

SP'	=	the Closing Price on the Trading Day such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 7.05(e) shall occur on the Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

If the Company is obligated to repurchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

(f)  For purposes of this Section 7.05 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)  If application of the formulas provided in Sections 7.05(a), 7.05(b), 7.05(c), 7.05(d) or 7.05(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made except in the case of a subdivision or split of the Common Stock.

(h)  In any case in which this Section 7.05 shall require that an adjustment be made following a record date or Expiration Date, as the case may be, established for purposes of this Section 7.05, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 7.10) issuing to the Holder of any Security converted after such record date or Expiration Date the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-Cash assets or rights or warrants issuable upon such conversion over and above Cash payable, or the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-Cash assets or rights or warrants issuable, upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares, evidences of indebtedness or other non-Cash assets or rights or warrants the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

(i)  In the event of any adjustment to the Conversion Rate pursuant to clauses (b), (c), (d) and (e) above or as the result of or in connection with a Makewhole Fundamental Change pursuant to Section 7.01(c) that would or could reasonably be expected to result in the Securities, in the aggregate, becoming convertible into shares of Common Stock in excess of limits established by Nasdaq that would require stockholder approval of the issuances of such shares of Common Stock upon such conversion, the Company will, at its option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations (based on the Closing Price of the Common Stock on the Trading Day immediately prior to the date when such shares would otherwise be required to be distributed).

(j)  If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustments, as set out in this Section 7.05, during such period.

Section 7.06   No Adjustment.

No adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 7.06 is not required to be made shall be carried forward and taken into account in subsequent adjustments and in connection with any conversion of Securities. All calculations under this Article 7 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

No adjustment in the Conversion Rate need be made for (i) issuances of Common Stock pursuant to any present or future Company plan for reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts thereunder in shares of Common Stock, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries or (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (i) or (ii) and outstanding as of the date the Securities were first issued.

To the extent that the Securities become convertible into the right to receive Cash, interest will not accrue on such Cash.

No adjustment to the Conversion Rate need be made pursuant to Section 7.05 for a transaction if Holders are permitted to participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

No adjustment to the Conversion Rate need be made for accrued and unpaid interest, including Contingent Interest or Additional Interest, if any.

Whenever a provision of this Indenture requires the calculation of an average of the Closing Price or Volume-Weighted Average Price over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 7.07   Stockholder Rights Plans.

Upon conversion of the Securities, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any future stockholder rights plan the Company adopts that provides each share of Common Stock issued upon conversion of the Securities at any time prior to the distribution of separate rights certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 7.05. If the rights have separated from the Common Stock prior to any conversion, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, evidences of Indebtedness or assets as described in Section 7.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 7.08   Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If (1) there shall occur (a) any reclassification of the Company’s Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) a statutory share exchange, consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another Person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock (other than Common Stock), other securities, other property, assets or Cash for such shares of Common Stock (any such event a “Merger Event”), then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture providing that the right to convert a Security will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such transaction (assuming for such purposes that such conversion were settled entirely in Common Stock and without giving effect to any adjustment to the Conversion Rate with respect to a Makewhole Fundamental Change) immediately prior to such Merger Event, except that such Holders shall not be entitled to receive Additional Shares with respect to such transaction constituting a Makewhole Fundamental Change if such Holder does not convert its Securities “in connection with” the relevant Fundamental Change. Appropriate provisions shall be made, as determined in good faith by the Board of Directors, to preserve the net share settlement provisions of the Securities described in Section 7.13 following such Merger Event to the extent feasible. If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. However, at and after the effective time of the Merger Event, any amount otherwise payable in Cash upon conversion of the Securities shall continue to be payable in Cash, and the Daily Conversion Value shall be calculated based on the value of the Reference Property. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities in accordance with the provisions of this Article 7 prior to the effective date of such Merger Event. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 7. The provisions of this Section 7.08 shall similarly apply to successive Merger Events.

Section 7.09   Other Adjustments.

 Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the best interests in the Company, provided the Company has given to Holders at least 15 days’ prior notice, in accordance with Section 16.02, of any such increase in the Conversion Rate. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 7.05, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

Section 7.10   Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment in accordance with Section 16.02, and file with the Trustee an Officers’ Certificate briefly stating the Conversion Rate, the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 7.11   [Reserved].

Section 7.12   Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article 7 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 7.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 7.08, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.08.

Section 7.13   Settlement Upon Conversion.

(a) Upon any conversion of any Security, the Company shall deliver to converting Holders, in respect of each $1,000 Principal Amount of Securities being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Conversion Reference Period for such Security.

(b)  The “Daily Settlement Amount” for each of the 20 Trading Days during the Conversion Reference Period shall consist of:

(i)  Cash equal to the lesser of $50 and the Daily Conversion Value; and

(ii)  to the extent the Daily Conversion Value exceeds $50, a number of shares of Common Stock (the “Daily Share Amount”) equal to (x) the difference between the Daily Conversion Value and $50, divided by (y) the Daily VWAP for such day.

(c)  Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest (including Contingent Interest or Additional Interest, if any), unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates and such Holder was the holder of record at the Close of Business on such Record Date.

(d)  If Securities are converted after 5:00 p.m., New York City time, on a Record Date for the payment of interest, Holders of such Securities at 5:00 p.m., New York City time, on such Record Date will receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest payable on the Securities so converted; provided that no such payment need be made (i) if the Company has specified a Repurchase Date following a Fundamental Change or Redemption Date in respect of the Securities that is after a Record Date and on or prior to the Business Day next succeeding the next Interest Payment Date; (ii) in respect of any conversion which occurs after the Record Date for the interest payment due on May 1, 2027 or (iii) to the extent of any overdue interest, if any such amount exists at the time of conversion with respect to such Security.

(e)  On any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify by notice to the Trustee and Holders, a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage then, in lieu of all or a portion of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period, the Company shall deliver Cash equal to the product of (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day and (iii) the Daily VWAP for such Trading Day. The number of shares of Common Stock in respect of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period shall equal the product of (x) the Daily Share Amount and (y) 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that (i) the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of such Security and (ii) if conversion of the Securities is in connection with a transaction described in Section 7.08 pursuant to which the Securities become convertible into cash and Reference Property, the Company shall settle such conversion in Cash and Reference Property.

(f)  The Company shall determine the Daily Conversion Value and the number of shares of Common Stock, if any, to be issued upon conversion of the Securities at the end of the Conversion Reference Period.

(g)  Upon conversion of any Securities, the Company will pay the Cash and deliver the shares of Common Stock, as applicable, as promptly as practicable after expiration of the Conversion Reference Period, but in no event later than the third Business Day after such expiration.

(h)  The Company shall not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash equal to the fraction of a share of Common Stock otherwise issuable multiplied by the Daily VWAP for the final Trading Day of the applicable Conversion Reference Period.

(i)  Except as otherwise provided in this Indenture, no payment or adjustments in respect of payments of interest (including Contingent Interest or Additional Interest, if any) on Securities surrendered for conversion or any dividends or distributions on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

(j)  For the purposes of Section 7.13, in the event that any of Daily Settlement Amount, Daily Conversion Value, Daily Share Amount or Daily VWAP is not calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Daily Settlement Amount, Daily Conversion Value, Daily Share Amount and Daily VWAP, as applicable.

ARTICLE 8

Contingent Interest

Section 8.01   Contingent Interest.

(a) Beginning with the six-month period commencing on May 1, 2014 and ending on October 31, 2014, and for each six-month period from May 1 to October 31 and from November 1 to April 30 thereafter, the Company shall pay Contingent Interest with respect to the Securities for any Contingent Interest Period if the average Trading Price per $1,000 principal amount of Securities during the five consecutive Trading Days ending three Trading Days before the applicable Contingent Interest Period equals or exceeds 120% of the principal amount of such Securities.

(b)  The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.25% per annum of the average Trading Price of $1,000 principal amount of Securities during the relevant five Trading Day period used to determine whether Contingent Interest must be paid.

(c)  The Company shall be responsible for calculating the amounts of Contingent Interest, if any, accrued on the Securities. The Company shall make any such calculations using the Trading Price provided by the Bid Solicitation Agent. The Bid Solicitation Agent or the Trustee shall be entitled in their sole discretion to consult with the Company and to request the assistance of the Company in connection with the Bid Solicitation Agent’s or Trustee’s duties pursuant to this Article 8, and the Company agrees, if requested by the Bid Solicitation Agent or by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Article 8.

Section 8.02   Payment of Contingent Interest.

Payments of Contingent Interest shall be made in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of interest.

Section 8.03   Contingent Interest Notification.

By the first Business Day of a Contingent Interest Period for which Contingent Interest shall be payable, the Company shall disseminate a press release containing this information or publish the information on its Website or through such other public medium as it may use at that time.

Section 8.04   Trustee Contingent Interest Disclaimer.

The Trustee has no duty to determine when Contingent Interest under this Article 8 should be paid. The Trustee shall not be accountable for and makes no representation as to the amount of Contingent Interest payable in respect of any Contingent Interest Period. The Trustee shall not be responsible for the Company’s failure to comply with this Article 8. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 8.04 as the Trustee.

ARTICLE 9
Covenants

Section 9.01   Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture, including payments of Cash and if applicable, shares of Common Stock due upon conversion. The principal amount, Redemption Price, Repurchase Price and Fundamental Change Purchase Price and accrued and unpaid interest (including Contingent Interest or Additional Interest, if any) shall be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m., New York City time, on such date, in accordance with this Indenture, Cash designated and sufficient for the payment of all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum. Unless explicitly excluded, all references in this Indenture or the Securities to interest shall be deemed to include Contingent Interest, if any, payable as described in Article 8, and Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Each installment of accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on the Securities due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Securityholders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Securityholder with an aggregate principal amount of Securities in excess of $2,000,000, at the application of such Holder in writing to the Security Registrar not later than the relevant record date accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Section 9.02   Reports and Certain Information.

(a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed filed with the Trustee. The Company shall comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture or any applicable law.

(b)  At any time when the Securities are Restricted Securities, and the Company is not subject to, or is not in compliance with, Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion of Securities, the Company shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision.

(c)  The Company shall notify the Trustee of any changes to its fiscal year.

Section 9.03   Compliance Certificates.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company, as to his or her knowledge of the Company’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 9.04   Maintenance of Corporate Existence.

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or, following any consolidation, merger, conveyance, transfer or lease in accordance with Section 10.01, its legal existence as a Person permitted to be the resulting, surviving or transferee Person in accordance with Section 10.01.

Section 9.05   Stay, Extension and Usury Laws.

The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Repurchase Price or Fundamental Change Purchase Price in respect of Securities, or any interest (including Contingent Interest and Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.06   Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent in the United States where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 16.02.

Section 9.07   Notice of Default.

In the event that any Default or Event of Default shall occur and be continuing, the Company shall give prompt (and in any event within thirty (30) days after the Company becomes aware of such Default or Event of Default) written notice by an Officers’ Certificate of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

Section 9.08   Additional Interest Notice.

In the event that the Company is required to pay Additional Interest to the Securityholders pursuant to the Registration Rights Agreement, the Company shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Securityholders to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 10

Consolidation, Merger, Conveyance, Transfer or Lease

Section 10.01   Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person, unless:

(a)  either:

(i)  the resulting, surviving or transferee Person is the Company; or

(ii)  the resulting, surviving or transferee Person is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee may conclusively rely), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.02   Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 11

Default and Remedies

Section 11.01   Events of Default.

An “Event of Default” shall occur if:

(a)  the Company defaults in the payment when due of any principal of any of the Securities at maturity, upon redemption, upon exercise of a repurchase right or otherwise;

(b)  the Company defaults in the payment of any interest (including Contingent Interest or Additional Interest, if any) when due under the Securities, and such default continues for a period of 30 days;

(c)  the Company fails to deliver all Cash and any shares of Common Stock or other property when such Cash and Common Stock or other property, if any, are required to be delivered upon conversion of any Securities, and such default continues for five days;

(d)  the Company fails to provide the Fundamental Change Company Notice when required by this Indenture;

(e)  the Company fails to comply with Section 10.01 of this Agreement;

(f)  the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than a covenant or warranty or default whose performance or breach is elsewhere in this Section 11.01 specifically provided for) and such failure continues for 60 days after receipt by the Company of a Notice of Default, provided, however, that the Company shall have 120 days after receipt of a Notice of Default to remedy, or receive a waiver for, any failure to comply with the Company’s obligation to file with the Trustee annual, quarterly and current reports in accordance with this Indenture or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(g)  (i) the Company fails to make any payment by the end of any applicable grace period after maturity of principal and/or accrued interest with respect to any obligations (other than nonrecourse obligations) of the Company for borrowed money or evidenced by bonds, notes or similar instruments (“Indebtedness”), where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $100.0 million, or (ii) the acceleration of principal or accrued interest with respect to Indebtedness, where the amount of such accelerated principal and interest is in an amount in excess of $100.0 million because of a default with respect to such Indebtedness, in any such case of (i) or (ii), without such Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default. However, if any such failure or acceleration referred to in (i) or (ii) of this clause (g) shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred and any acceleration as a result of the related Event of Default shall be automatically rescinded;

(h)  the Company, or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: commences a voluntary case or proceeding; consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; consents to the appointment of a Custodian of it or for any substantial part of its property; or makes a general assignment for the benefit of its creditors; or

(i)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: is for relief against the Company or a Significant Subsidiary in an involuntary case or proceeding; appoints a Custodian of the Company or a Significant Subsidiary for any substantial part of the property of the Company or such Significant Subsidiary; or orders the winding up or liquidation of the Company or a Significant Subsidiary; and in each case of this subclause (i) the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (f) or (g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing, of the Default and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (f) or (g) above, as applicable, after actual receipt of such notice. The notice given pursuant to this Section 11.01 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 11.01 is cured in accordance herewith, it shall cease to be a Default.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 9.03), a Paying Agent, any Holder or any agent of any Holder, which notice references the Securities and this Indenture.

Section 11.02   Acceleration.

 If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) or (i) of Section 11.01) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of, plus interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid through the date of such declaration on, all the Securities then outstanding to be due and payable upon any such declaration, and the same shall thereupon become and be immediately due and payable.

If an Event of Default with respect to the Company specified in clause (h) or (i) of Section 11.01 occurs, all unpaid principal of, plus interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid through the date of such default on, all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of, plus accrued and unpaid interest (including Contingent Interest or Additional Interest, if any) on, the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 12.06 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 11.03   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on the Securities, the payment of Cash and, if applicable, shares of Common Stock upon conversion or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 11.04   Waiver of Defaults and Events of Default.

Subject to Section 11.07 and 13.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing or future Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or any interest (including Contingent Interest and Additional Interest, if any) on any Security when due at maturity or upon redemption, or the payment of any applicable Repurchase Price or Fundamental Change Purchase Price, or a failure by the Company to deliver Cash and, if applicable, shares of Common Stock upon conversion in accordance with Article 7 or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 13.02, cannot be modified or amended without the consent of the Holders of each outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 11.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 11.05   Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 11.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 11.06   Limitations on Suits.

Subject to Section 11.07, a Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)  the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)  the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)  such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)  the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of security or indemnity; and

(e)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

Section 11.07   Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment in Cash of the principal amount, Repurchase Price, Fundamental Change Purchase Price or interest (including Contingent Interest and Additional Interest, if any) on any Security, on or after the respective due dates or Redemption Dates expressed in the Security and this Indenture, receive payment in Cash and, if applicable, shares of Common Stock or other property upon conversion in accordance with Article 7 or upon redemption in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 11.08   Collection Suit by Trustee.

If an Event of Default in the payment of principal or interest, Contingent Interest or Additional Interest specified in clause (a) or (b) of Section 11.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 12.06.

Section 11.09   Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 12.06, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 11.10   Priorities.

Any money or property collected by the Trustee pursuant to this Article 11, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be paid out in the following order:

First, to the Trustee (including any predecessor Trustee) for amounts due under Section 12.06;

Second, to Securityholders for amounts due and unpaid on the Securities for the principal amount, interest (including Contingent Interest and Additional Interest, if any), the Fundamental Change Purchase Price, the Repurchase Price, the Redemption Price, amounts due upon conversion (including amounts resulting from a Makewhole Fundamental Change), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 11.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 11.11   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 11.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 11.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

Section 11.12   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 11 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 12

Trustee

Section 12.01   Certain Duties and Responsibilities of Trustee.

(a)  In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)  Prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:

(i)  the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)  this subsection shall not be construed to limit the effect of Section 12.01(b);

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding (determined as provided in Section 2.08) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iv)  none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(d)  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee (in any capacity, including Paying Agent, Registrar or Conversion Agent) shall be subject to the provisions of this Section.

Section 12.02   Certain Rights of Trustee.

Except as otherwise provided in Section 12.01:

(a)  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any such document;

(b)  Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Company’s Board of Directors or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)  The Trustee shall not be deemed to have knowledge or be charged with knowledge of an Event of Default except (i) if the Trustee is acting as Paying Agent, any Default or Event of Default occurring pursuant to Sections 9.01, 11.01(a) or 11.01(b) and (ii) any Default or Event of Default of which the Trustee shall have received written notification which references the Securities and this Indenture or of which a Trust Officer shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 9.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein);

(i)  The rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed by the Trustee to act hereunder;

(j)  The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(k)  The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)  Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(m)  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 12.03   Trustee Not Responsible for Recitals or Issuance of Securities.

(a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c)  The Trustee or any Authorized Agent shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

Section 12.04   May Hold Securities.

The Trustee or any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 12.16, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

Section 12.05   Moneys Held in Trust.

Subject to the provisions of Section 15.02, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

Section 12.06   Compensation and Reimbursement.

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct. The Company covenants and agrees to indemnify the Trustee (and its officers, agents, directors, stockholders and employees) for, and to hold it harmless against, any loss, liability or expense (including, without limitation, reasonable attorney’s fees and expenses) incurred without gross negligence or bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

(b)  The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

(c)  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 11.01(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(d)  For the purposes of this Section 12.06, the “Trustee” shall include any predecessor Trustee; provided, however, that the gross negligence, bad faith or willful misconduct of any Trustee or other indemnified party hereunder shall not affect the rights of any other Trustee hereunder.

(e)  The provisions of this Section shall survive the discharge of this Indenture and resignation or removal of the Trustee.

Section 12.07   Reliance on Officers’ Certificate.

Except as otherwise provided in Section 12.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 12.08   Disqualification: Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

Section 12.09   Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.10.

Section 12.10   Resignation and Removal; Appointment of Successor.

(a) The Trustee or any successor hereafter appointed may at any time resign as Trustee with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by or pursuant to a resolution of the Board of Directors. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)  In case at any time any one of the following shall occur:

(i)  the Trustee shall fail to comply with the provisions of Section 12.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months;

(ii)  the Trustee shall cease to be eligible in accordance with the provisions of Section 12.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii)  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Board of Directors, or, unless the Trustee’s duty to resign is stayed as provided herein, subject to Section 11.11, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may, as it may deem proper prescribe or appoint a successor trustee.

(d)  Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.11.

(e)  So long as no event which is, or, after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in principal amount of the Securities at that time outstanding pursuant to subsection (c) of this Section, if the Company shall have delivered to the Trustee (i) a resolution of the Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 12.11, the Trustee shall be deemed to have resigned as contemplated in subsection (a) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (a) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 12.11, all as of such date, and all other provisions of this Section and Section 12.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (e).

(f)  At any time there shall be only one Trustee with respect to the Securities.

Section 12.11   Acceptance of Appointment By Successor.

(a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 12.06(b).

(b)  Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

(c)  No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 12.

(d)  Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 12.12   Merger, Conversion, Consolidation or Succession to Business.

Any corporation or other business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other business entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other business entity succeeding to all or substantially all of the corporate trust business of the Trustee, including the administration of this Indenture, shall be the successor of the Trustee hereunder, provided that such corporation or other business entity shall be qualified under the provisions of Section 12.08 and eligible under the provisions of Section 12.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 12.13   Preferential Collection of Claims Against the Company.

The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.

Section 12.14   Notice of Defaults.

If a Default or Event of Default occurs and is continuing hereunder and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after such Default or Event of Default. Except in the case of a default in payment of principal of or interest (including Contingent Interest or Additional Interest, if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders of such Securities.

Section 12.15   Reports by Trustee.

(a) Within sixty (60) days after May 1 of each year commencing with the year 2007, the Trustee shall transmit to Securityholders such reports dated as of May 1 of the year in which such report is made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA, including, without limitation, Section 313(a) thereof, at the times and in the manner provided pursuant thereto. In the event that, on any such reporting date, no events have occurred under the applicable sections of the TIA within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports. The Trustee shall also comply with TIA Section 313(b)(2). The Trustee shall transmit by mail all reports as required by TIA Section 313(c).

(b)  A copy of each such report shall, at the time of such transmission to Securityholders, be delivered to the Company and filed by the Trustee with each stock exchange upon which the Securities are listed and with the SEC in accordance with TIA Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

Section 12.16   Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 13

Amendments, Supplements and Waivers

Section 13.01   Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:

(a)  to cure any ambiguity, omission, defect or inconsistency, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this subsection (a) shall not adversely affect the interests of the Holders in any material respect;

(b)  to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c)  to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;

(d)  to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture of any Securityholder;

(e)  to add a guarantor;

(f)  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)  to secure the Securities;

(h)  to comply with the rules of any applicable securities depositary, including the Depositary;

(i)  to increase the Conversion Rate;

(j)  to execute a supplemental indenture in accordance with Section 7.08;

(k)  to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” contained in the Offering Circular to the extent that the text of the “Description of the Notes” was intended by the Company and the Initial Purchaser to be a recitation of the text of this Indenture or the Securities as represented by the Company to the Trustee in an Officers’ Certificate;

(l)  to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(m)  to provide for the issuance of Additional Securities, to the extent that the Company and the Trustee deem such amendment or supplement necessary or advisable in connection with such issuance; provided that no such amendment or supplement shall impair the rights or interests of any Holder of Initial Securities;

(n)  to add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred on the Company; or

(o)  to modify the restrictions and procedures for resale and other transfers of Securities or Common Stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

Section 13.02   With Consent of Holders.

The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 11.04 and Section 11.07, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture or waive any past default under this Indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver Common Stock, with respect to any Security or in respect of any provision which under this Indenture cannot be modified or amended, in each case without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 13.04, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

(a)  change the stated maturity of the principal of or the payment date of any installment of interest (including Contingent Interest or Additional Interest, if any) on or with respect to any Security;

(b)  reduce the principal amount, the Redemption Price, Repurchase Price or Fundamental Change Purchase Price, or the Conversion Rate (except as provided in this Indenture) of any Security or rate of interest, Contingent Interest or Additional Interest on, any Security;

(c)  reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)  change the currency in which payment of principal, the Redemption Price, Repurchase Price or Fundamental Change Purchase Price, or interest (including Contingent Interest or Additional Interest, if any) with respect to, the Securities is payable;

(e)  impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f)  modify the provisions with respect to the repurchase rights of Holders as provided in Article 5 in a manner adverse to Holders;

(g)  adversely affect the right of Holders to convert Securities other than as provided in this Indenture;

(h)  reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture; or

(i)  alter the manner of calculation or rate of accrual of interest (including Contingent Interest or Additional Interest, if any), the Redemption Price, Repurchase Price, Fundamental Change Purchase Price or the Conversion Rate (except as permitted under this Indenture) on any Security or extend the time for payment of any such amount or shorten the time for redemption.

It shall not be necessary for the consent of the Holders under this Section 13.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 13.01 or this Section 13.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 13.03   Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 13.04   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

Section 13.05   Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 13.06   Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 13 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 12.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the effectiveness of such amendment or supplement have been satisfied or duly waived.

Section 13.07   Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 14

[Reserved]

ARTICLE 15

Satisfaction and Discharge

Section 15.01   Satisfaction and Discharge of the Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)  either

(i)  all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

(ii)  all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Maturity Date, any Redemption Date or Repurchase Date, upon acceleration, upon conversion or otherwise and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, Cash, Common Stock or other consideration, or a combination thereof, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on such date;

(b)  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 12.06 and, if money shall have been deposited with the Trustee pursuant to Section 15.01(a)(ii), the obligations of the Trustee under Section 15.02 shall survive such satisfaction and discharge.

Notwithstanding anything herein to the contrary, Article 7, Article 15, and Section 2.04, Section 2.06, Section 2.07, Section 2.08, Section 2.15, Section 2.16, Section 9.01, Section 9.05, Section 9.06 and Section 12.06 shall survive any discharge of this Indenture until such time as there are no Securities outstanding.

Section 15.02   Repayment to the Company.

The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such Cash or securities for that period commencing after the return thereof.

ARTICLE 16

Miscellaneous

Section 16.01   Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, including, without limitation, the duties imposed by TIA Section 318(c), the required provision of the TIA shall control.

Section 16.02   Notices.

. Any demand, authorization, notice, request, consent or communication shall be given in writing and delivered in person, sent by overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the parties hereto as follows:

If to the Company, to:

Linear Technology Corporation

1630 McCarthy Boulevard

Milpitas, CA 95035-7417

Attention: Chief Financial Officer

Facsimile No.: (408) 434-0507

if to the Trustee, to:

U.S. Bank National Association

633 West 5th Street, 24th Floor

Los Angeles, CA 90071

Attention: Corporate Trust Services

(Linear 3.00% Convertible Senior Notes due 2027)

Fax: (213) 615-6197

Such notices or communications to the Trustee shall be effective when received.

The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by hand or by an overnight delivery service to it at its address shown on the Register and shall be sufficiently given if so mailed or delivered within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except as set forth above as to the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.03   Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other Person shall have the protection of TIA Section 312(c).

Section 16.04   Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i)  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)  Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officers’ Certificate provided pursuant to Section 9.03) shall include:

(i)  a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.05   Record Date for Vote or Consent of Securityholders.

The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 13.04, if a record date is fixed, those persons who were Holders of Securities at the Close of Business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 16.06   Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 16.07   Legal Holidays.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If an Interest Payment Record Date or other record date is a Legal Holiday, the record date shall not be affected.

Section 16.08   Governing Law; Jury Trial Waiver.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 16.09   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.10   No Recourse Against Others.

No recourse for the payment of the principal of, or accrued and unpaid interest (including Contingent Interest or Additional Interest, if any), on, any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer or director or Subsidiary of the Company as such or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that, to the extent permitted by law, all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

Section 16.11   Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 16.12   Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

Section 16.13   Separability.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.14   Calculations in Respect of the Securities.

The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, and the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

Section 16.15   Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

Exhibit 4.1

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

LINEAR TECHNOLOGY CORPORATION

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,

By:

Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. 1

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. 2

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. 3

THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE FOR THIS SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AND THE ISSUE DATE FOR THIS SECURITY IS APRIL 24, 2007. THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. THE COMPARABLE YIELD FOR THIS SECURITY IS 7.00% PER ANNUM, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES). FOR INFORMATION REGARDING THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY, HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF LINEAR TECHNOLOGY CORPORATION AT 1630 MCCARTHY BOULEVARD, MILPITAS, CA 95035-7417.

Pursuant to Section 2.16 of the Indenture, the foregoing legend is required for U.S. federal income tax purposes.

1 This legend to be included only if the Security is a Global Security.
2 This legend to be included only if the Security is a Restricted Security.
3 This legend to be included only if the Security if a Restricted Security.

Exhibit 4.1

LINEAR TECHNOLOGY CORPORATION

3.00% Convertible Senior Note due May 1, 2027

No. ___ CUSIP: 535678AA4 U.S. $_________
ISIN: US535678AA46

Linear Technology Corporation, a Delaware corporation (the “Company,” which term shall include any successor Person under the Indenture (as hereinafter defined)), promises to pay to Cede & Co., or registered assigns, the principal amount of ($ ) on May 1, 2027, and to pay interest thereon, in arrears, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including April 24, 2007), to, but excluding, May 1 and November 1 of each year (each, an “Interest Payment Date”), beginning on November 1, 2007, at a rate of 3.00% per annum until the principal hereof is paid or made available for payment at May 1, 2027, or upon acceleration, or until such date on which this Security is converted, redeemed or purchased as provided herein. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at the Close of Business on the regular record date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”); provided, however, that interest shall be paid to a Person other than the Person in whose name this Security is registered at the Close of Business on the Interest Payment Record Date as provided herein. The Company will also pay contingent interest to the Holder during any six-month period from May 1 to October 31 and from November 1 to April 30 commencing with period beginning May 1, 2014, if the average trading price of the Security, for five consecutive trading days ending three trading days before the relevant six-month period equals 120% or more of the principal amount of the Security. The amount of contingent interest payable per $1,000 principal amount of the Security with respect to any six-month period will equal 0.25% per year of the average trading price of the Security for the five trading day period referred to above.

Additional provisions of this Security are set forth on the reverse of this Security.

[Signature page follows]

Exhibit 4.1

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 24, 2007

LINEAR TECHNOLOGY CORPORATION

By:

Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,

By:

Name:
Title:

Exhibit 4.1

[FORM OF REVERSE OF SECURITY]

LINEAR TECHONOLOGY CORPORATION

3.00% CONVERTIBLE SENIOR NOTE DUE MAY 1, 2027

This Security is one of a duly authorized issue of 3.00% Convertible Senior Notes due May 1, 2027 (the “Securities”) of the Company issued under an Indenture, dated as of April 24, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of this Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

Linear Technology Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Company will pay interest, payable semi-annually in arrears, on May 1 and November 1 of each year, with the first payment to be made on November 1, 2007. Interest on this Security will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, April 24, 2007, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will also pay contingent interest to the Holder during any six-month period from May 1 to October 31 and from November 1 to April 30 commencing with period beginning May 1, 2014, if the average Trading Price per $1,000 principal amount of the Security, during the five consecutive Trading Days ending three Trading Days before the relevant six-month period equals or exceeds 120% of the principal amount of the Security. The amount of contingent interest payable per $1,000 principal amount of the Security with respect to any six-month period will equal 0.25% per year of the average Trading Price of the Security for the five Trading Day period referred to above.

2.	Method of Payment.

Payment of the principal of, and interest on, this Security shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	Paying Agent, Registrar, Conversion Agent.

Initially, the Trustee shall act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture.

4.	Indenture.

The Securities are general unsubordinated unsecured obligations of the Company initially limited to $1,000,000,000 aggregate principal amount. The Company may, without consent of the Holders, issue additional Securities under the Indenture with the same terms as the Securities in an unlimited aggregate principal amount; provided that no such Additional Securities may be issued unless fungible with the Securities for U.S. federal income tax purposes. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	Redemption at the Option of the Company.

The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time and from time to time on or after May 1, 2014 upon not less than 20 nor more than 60 days notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid interest, including Contingent Interest and Additional Interest, if any, on those Securities up to, but not including, the Redemption Date.

6.	Purchase by the Company at the Option of the Holder.

Subject to the terms and conditions in Article 5 of the Indenture, the Company shall be obligated to repurchase for cash, at the option of the Holder, all or any portion of the Securities held by such Holder on May 1, 2014, May 1, 2017 and May 1, 2022 in integral multiples of $1,000 at a Repurchase Price equal to 100% of the principal amount of those Securities submitted for repurchase, plus accrued and unpaid interest, including Contingent Interest and Additional Interest, if any, on those Securities to, but not including the Specified Repurchase Date.

7.	Purchase by the Company Upon a Fundamental Change.

Subject to the terms and conditions set forth in Article 5 of the Indenture, each Holder shall have the option to require the Company to repurchase its Securities upon the occurrence of a Fundamental Change.

8.	Conversion.

Subject to the terms and conditions set forth in Article 7 of the Indenture, the Securities shall be convertible into cash, and, if applicable, cash, shares of Common Stock or a combination thereof at the Company's election. In addition, subject to the terms and conditions set forth in Section 7.01 of the Indenture, upon the occurrence of a Makewhole Fundamental Change, we may increase the Conversion Rate for Securities converted in connection with a Makewhole Fundamental Change.

9.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and, subject to certain exceptions, an existing or future Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect, omission or inconsistency.

13.	Defaults and Remedies.

Subject to certain exceptions set forth in the Indenture, if an Event of Default (excluding an Event of Default specified in Sections 11.01(h) or 11.01(i) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Sections 11.01(h) or 11.01(i) of the Indenture with respect to the Company occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

14.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

15.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, to the extent permitted by law, by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

16.	U.S. Federal income Tax Treatment.

This Security is being issued with original issue discount for U.S. federal income tax purposes. The issue price for this Security is $1,000 per $1,000 principal amount and the issue date for this Security is April 24, 2007. The comparable yield for this Security is 7.00% per annum, compounded semi-annually (which will be treated as the yield to maturity for U.S. federal income tax purposes). For information regarding the projected payment schedule for the Securities, holders should contact the general counsel of Linear Technology Corporation at 1630 McCarthy Boulevard, Milpitas, California 95035-7417.

The Company agrees, and by acceptance of a Security, each holder hereof is deemed to have agreed, with respect to each of the matters set forth below, as follows:

(a)  Tax Treatment:

(i) to treat the Securities as indebtedness for U.S. federal income tax purposes that is subject to the Treasury Regulations governing contingent payment debt instruments (the “contingent debt regulations”); and

(ii) to treat any payment to and receipt by a Holder of cash and Common Stock upon conversion of a Security as a contingent payment under the contingent debt regulations.

(b) Comparable Yield and Projected Payment Schedule. Solely for purposes of applying the contingent debt regulations:

(i) for United States federal income tax purposes, to accrue interest with respect to outstanding Securities as original issue discount according to the “noncontingent bond method,” as set forth in the contingent debt regulations, using the comparable yield of 7.00% compounded semi-annually; and

(ii) the Company acknowledges and agrees, and each Holder and any beneficial owner of a Security, by its purchase of a Security shall be deemed to acknowledge and agree, that (A) the projected payment schedule is determined on the basis of an assumption of constant annual growth rate of the stock price, (B) the comparable yield and the projected payment schedule are not determined for any other purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for U.S. federal income tax purposes and (C) the comparable yield and the projected payment schedule for not constitute a projection or representation regarding the actual amounts payable on the Securities.

17.	Authentication.

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

19.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

20.	Copies of Indenture.

The Company shall furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Linear Technology Corporation, 1630 McCarthy Boulevard, Milpitas, CA 95035-7417, Fax No.: (408) 434-0507, Attention: Chief Financial Officer.

21. [Registration Rights.

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of April 24, 2007, between the Company and the Initial Purchaser, including, in certain circumstances, the receipt of Additional Interest upon a registration default (as defined in such agreement).]

4  Included only if the Security is a Restricted Security.

Exhibit 4.1
SCHEDULE OF EXCHANGES OF SECURITIES 5

The following exchanges, redemptions, purchases or conversions of a part of this Global Security have been made:

DATE OF DECREASE OR INCREASE	AUTHORIZED SIGNATORY OF SECURITIES	DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY FOLLOWING SUCH DECREASE OR INCREASE

5  This schedule to be included only if the Security is a Global Security.

Exhibit 4.1
ASSIGNMENT FORM6

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

__________________________________________________________________
(Insert assignee’s soc. sec. or tax ID no.)

__________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint the agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ________________________

Your Signature:_______________________________________________________
(Sign exactly as your name appears on the other side of this Security)

Signature guaranteed by a qualified
guarantor institution with membership in
an approved guarantee program pursuant to
Rule 17Ad-15 under the Securities Exchange
Act of 1934

By: _________________
Authorized Signatory

This Form and the following Forms to be included only if the Security is a Certified Security.

Exhibit 4.1

FORM OF CONVERSION NOTICE

To convert this Security into Cash or a combination of Cash and shares of Common Stock, as applicable and as provided in the Indenture check the box ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000): ____________________________

If you want the stock certificate made out in another person’s name, fill in the form below:

____________________________________
(Insert assignee’s soc. sec. or tax ID no.)

_______________________________________
(Print or type assignee’s name, address and zip code)

The undersigned (the “Applicant”) hereby makes application for the issuance of record to the name of the Applicant of shares of Common Stock.

Dated: ________________________

Your Signature: _____________________________________
(Sign exactly as your name appears on the other side of this Security)

Signature guaranteed by a qualified
guarantor institution with membership in
an approved guarantee program pursuant to
Rule 17Ad-15 under the Securities Exchange
Act of 1934

By: __________________
Authorized Signatory

Exhibit 4.1

FORM OF NOTICE OF REDEMPTION

[DATE]

To the Holders of the 3.00% Convertible Senior Notes due May 1, 2027 issued by Linear Technology Corporation:

Linear Technology Corporation (the “Issuer”) by this written notice hereby exercises, pursuant to Section 5.01 of that certain Indenture (the “Indenture”), dated as of April 24, 2007, between the Issuer and U.S. Bank National Association, its right to redeem $[_________] of its 3.00% Convertible Senior Notes due May 1, 2027 (the “Securities”). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1.  Redemption Date: [_______ __, ____]

2.  Redemption Price: $[______]

3.  Conversion Rate: Each $1,000 principal amount of the Securities is convertible into the Settlement Amount, at a rate of 20.00 shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment, during the period described below.

4.  Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5.  The Securities called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. (New York City time) on the Business Day immediately prior to the Redemption Date set forth above.

6.  The Securities called for redemption and not converted at your election prior to 5:00 p.m. (New York City time) on the Business Day immediately prior to Redemption Date set forth above shall be redeemed on the Redemption Date.

7.  If you elect to convert your Securities, you must satisfy the requirements for conversion set forth in your Securities.

8.  Your Securities called for redemption must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Redemption Price.

9.  [The Securities bearing the following Certificate Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

Certificate Number(s)  Principal Amount]

10.  Unless the Issuer defaults in making the payment of the Redemption Price owed to you, Interest, Contingent Interest, if any, and Additional Interest, if any, on your Securities called for redemption shall cease to accrue on and after the Redemption Date.

11.  CUSIP Number: 535678AA4
LINEAR TECHNOLOGY CORPORATION

Exhibit 4.1

FORM OF NOTICE OF REPURCHASE
[DATE]

To the Beneficial Owners of the 3.00% Convertible Senior Notes due May 1, 2027 (the “Securities”) issued by Linear Technology Corporation:

Linear Technology Corporation (the “Issuer”) by this written notice hereby notifies you, pursuant to Section [5.07] [5.08] of that certain Indenture (the “Indenture”), dated as of April 24, 2007, between the Issuer and U.S. Bank National Association, that you may request the Issuer to repurchase your Securities by delivery of a Repurchase Notice. Included herewith is the form of Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1.  Repurchase Date: [ ]

2.  Repurchase Price: [ ]

3.  Conversion Rate: To the extent described in Item 5 below, each $1,000 principal amount of the Securities is convertible into the Settlement Amount, at a rate of 20.00 shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment.

4.  Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5.  The Securities as to which you have delivered a Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 7 of the Indenture and the terms of the Securities only if you withdraw such Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into cash or a combination of cash and shares of the Issuer’s common stock (i) at any time on or after March 1, 2027 and prior to the Close of Business on the Business Day immediately preceding May 1, 2027 and (ii) prior to March 1, 2027, only upon the occurrence of the following events:

(i)  during any calendar quarter commencing after the calendar quarter ending June 30, 2007 and only during such calendar quarter, if the Closing Price of the Issuer’s Common Stock for twenty (20) or more Trading Days in a period of period of 30 consecutive trading days ending on the last Trading Day of the preceding calendar quarter is more than 130% of the Conversion Price on such last Trading Day;

(ii)  during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Securities for each day of such Measurement Period was less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate of the Securities on each such day;

(iii)  if the Issuer has called the Securities for redemption, at any time prior to the Close of Business on the Business Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time;

(iv)  if the Issuer elects to make specified distributions to holders of Common Stock as described in the Indenture;

(v)  upon the occurrence of certain specified corporate transactions described in the Indenture.

6.  The Securities as to which you have delivered a Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Repurchase Price.

7.  The Repurchase Price for the Securities as to which you have delivered a Repurchase Notice and not withdrawn such Repurchase Notice shall be paid promptly following the later of the Business Day immediately following such Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].

8.  In order to exercise your option to have the Issuer repurchase your Securities, you must deliver the Repurchase Notice, duly completed by you with the information required by such Repurchase Notice (as specified in Section [5.07] [5.08] of the Indenture) and deliver such Repurchase Notice to the Paying Agent at any time from 9:00 a.m. (New York City time) on [insert day that is 20 Business Days prior to Repurchase Date] until 5:00 p.m. (New York City time) on the [insert the Business Day immediately preceding the Repurchase Date].

9.  In order to withdraw any Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. (New York time) on [insert day that is the second Business Day prior to the Repurchase Date], a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted (or if the Securities are not in definitive form, the notice of withdrawal must comply with the Applicable Procedures), and (iii) if you are not withdrawing your Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Repurchase Notice.

10.  Unless the Issuer defaults in making the payment of the Repurchase Price owed to you, Interest, Contingent Interest, if any, and Additional Amounts, if any, on your Securities as to which you have delivered a Repurchase Notice shall cease to accrue on and after the Repurchase Date.

11.  CUSIP Number: 535678AA4

12.  Any Security not properly tendered or not otherwise accepted for repurchase shall remain outstanding and continue to accrue interest, Contingent Interest, if any, and Additional Interest, if any.

13.  Holders whose Securities are being repurchased only in part will be issued new Securities equal in principal amount to that portion of the Securities tendered (or transferred by book-entry) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

LINEAR TECHNOLOGY CORPORATION

Exhibit 4.1

FORM OF [REPURCHASE][FUNDAMENTAL CHANGE REPURCHASE] NOTICE

To: [Name of Paying Agent]

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Linear Technology Corporation (the “Company”) pursuant to Section [5.07][5.08] of that certain Indenture (the “Indenture”), dated as of April 24, 2007, between the Company and U.S. Bank National Association, and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture at the [Repurchase][Fundamental Change Purchase] Price, together with accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), to, but not including, the [Specified Repurchase][Fundamental Change Purchase] Date, to the registered Holder hereof.

Date: ____________________    _______________________________________
Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

_______________________________________
Signature Guaranty

Principal amount to be redeemed (in an integral
Multiple of $1,000, if less than all):

_____________________

Certificate number (if applicable):

_____________________

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

Re:	3.00% Convertible Senior Notes due May 1, 2027

(the “Securities”) of Linear Technology Corporation

This certificate relates to $ principal amount of Securities owned in (check applicable box):

☐ book-entry or ☐ definitive form by  (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of April 24, 2007, between Linear Technology Corporation and U.S. Bank National Association, as trustee (the “Indenture”), and either the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐ Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐ Such Security is being acquired for the Transferor’s own account, without transfer.

☐ Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐ Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) to whom notice has been given that the transfer is being made in reliance on such Rule 144A, in reliance on Rule 144A.

☐ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐ Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Regulation S under the Securities Act (or any successor thereto).

☐ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above).

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only (x) pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A, or (y) pursuant to Regulation S under the Securities Act.

Dated: ________________________

Your Signature:  _______________________________________________

(Sign exactly as your name appears on  the other side of this Security)

Signature guaranteed by a qualified
guarantor institution with membership in
an approved guarantee program pursuant to
Rule 17Ad-15 under the Securities Exchange
Act of 1934

By: _________________
Authorized Signatory

IN WITNESS WHEREOF,

[                                                                                                         ]

By: ___________________________________________
Name:
Title:

EXHIBIT B

The following table sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares per $1,000 principal amount of Securities:

	Effective Date
	April 24,	May 1,	May 1,	May 1,	May 1,	May 1,	May 1,	May 1,
Stock Price	2007	2008	2009	2010	2011	2012	2013	2014
$36.05	7.74	7.74	7.74	7.74	7.74	7.74	7.74	7.74
$40.00	6.37	6.16	5.93	5.68	5.40	5.09	4.78	5.00
$45.00	5.11	4.86	4.58	4.25	3.87	3.40	2.81	2.22
$50.00	4.21	3.94	3.63	3.27	2.85	2.32	1.61	0.17
$55.00	3.54	3.27	2.96	2.59	2.16	1.63	0.92	0.00
$60.00	3.04	2.77	2.46	2.11	1.70	1.19	0.54	0.00
$65.00	2.65	2.39	2.10	1.76	1.37	0.91	0.35	0.00
$70.00	2.34	2.09	1.82	1.50	1.14	0.73	0.24	0.00
$75.00	2.09	1.86	1.60	1.31	0.98	0.60	0.19	0.00
$80.00	1.88	1.67	1.43	1.16	0.86	0.52	0.16	0.00
$90.00	1.57	1.38	1.17	0.94	0.69	0.42	0.13	0.00
$100.00	1.34	1.17	0.99	0.80	0.58	0.35	0.12	0.00
$110.00	1.16	1.02	0.86	0.69	0.50	0.31	0.10	0.00
$120.00	1.02	0.90	0.76	0.61	0.45	0.28	0.09	0.00
$130.00	0.91	0.80	0.67	0.54	0.40	0.25	0.08	0.00
$140.00	0.81	0.71	0.61	0.49	0.36	0.22	0.08	0.00
$150.00	0.73	0.65	0.55	0.44	0.33	0.20	0.07	0.00